UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2019

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Debra Reed-Klages to the Board of Directors

On October 25, 2019, the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) elected Ms. Debra Reed-Klages as a director of the Corporation, effective November 1, 2019. Ms. Reed-Klages will serve on the Corporation's Audit Committee and Management Development and Compensation Committee.

The Board of Directors determined that Ms. Reed-Klages is an "independent director" in accordance with the New York Stock Exchange listing standards, the rules and regulations of the Securities and Exchange Commission ("SEC") and the Corporation's corporate governance guidelines.

Ms. Reed-Klages, age 63, retired in December 2018 as Executive Chairman of Sempra Energy. She served as Chairman, President and Chief Executive Officer of Sempra Energy from March 2017 to May 2018, Chairman and Chief Executive Officer of Sempra Energy from December 2012 to March 2017 and Chief Executive Officer of Sempra Energy from June 2011 to December 2012. Previously, Ms. Reed-Klages served as an Executive Vice President of Sempra Energy and as President and Chief Executive Officer of SDG&E and SoCalGas, Sempra Energy’s regulated California utilities. She was also previously President and Chief Operating Officer of SDG&E and SoCalGas, and before that, President of SDG&E and Chief Financial Officer of both companies. She joined SoCalGas in 1978. Ms. Reed-Klages currently serves on the boards of directors of Chevron Corporation, Caterpillar Inc. and State Farm Mutual. She previously served on the boards of directors of Halliburton Company and Oncor Electric Delivery Company LLC.

For her service on the Board of Directors, Ms. Reed-Klages will receive the Corporation's standard compensation for non-employee directors. A description of such standard compensation arrangement is filed as Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 29, 2019 and incorporated herein by reference. Equity grants to Ms. Reed-Klages will be made in accordance with the Lockheed Martin Corporation Amended and Restated Directors Equity Plan, a copy of which is filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the SEC on April 26, 2018 and incorporated herein by reference. Ms. Reed-Klages is also eligible to defer up to 100% of her cash fees into the Lockheed Martin Corporation Directors Deferred Compensation Plan, as amended, a copy of which is filed as Exhibit 10.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 and is incorporated herein by reference. Deferred amounts earn interest at a rate that tracks the performance of investment options available under the Corporation's employee deferred compensation plans or the Corporation's common stock (with dividends reinvested), at the director's election.

Ms. Reed-Klages will also be covered by the Corporation's standard indemnification agreement with directors which the Corporation enters into with all directors. A copy of the form of indemnification agreement is filed as Exhibit 10.34 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 and is incorporated herein by reference.

A copy of the press release announcing the election of Ms. Reed-Klages is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Lockheed Martin Corporation dated October 25, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: October 25, 2019	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel